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                                                                    EXHIBIT 10.1


                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "AGREEMENT") made this 31st day of October, 2001 by and between PARK PLACE ENTERTAINMENT CORP., a Delaware corporation, with an address of: 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Scott A. LaPorta, Chief Financial Officer; Fax: 702-699-5110 (the "SELLER"), and LAKES GAMING, INC., a Minnesota corporation, with an address of: 130 Cheshire Lane, Minnetonka, Minnesota 55305; Fax: 952-449-9353 (the "BUYER"). This Agreement sometimes refers to Seller and Buyer individually as a "PARTY" and collectively as the "PARTIES."

                              PRELIMINARY RECITALS:

A. Seller has as of the date hereof purchased the Property, as defined in Paragraph 1 below, from Carlson Real Estate Company, A Minnesota Limited Partnership, a Minnesota limited partnership ("CARLSON").

B. Seller purchased the Property from Carlson solely to accommodate Buyer and in reliance of the fact that Buyer has agreed to purchase the Property from Seller under the terms set forth in that certain letter agreement dated January 30, 2001 between Grand Casinos, Inc., a Minnesota corporation, and wholly owned subsidiary of Seller, and Lakes Gaming, Inc., a Minnesota corporation (the "LETTER AGREEMENT").

C. Pursuant to the Letter Agreement, a portion of the purchase price paid by Seller to Carlson for the purchase of the Property consisted of the sum of Three Million Six Thousand Six Hundred Ninety-seven Dollars and Fifteen Cents ($3,006,697.15) which was advanced by Buyer to Seller for such purpose (the "DOWN PAYMENT") which Down Payment will be credited to Buyer as part of Buyer's purchase of the Property.

D. The Seller and Buyer desire to enter into this Agreement to set forth the terms of the purchase of the Property by Buyer.

NOW, THEREFORE, the Buyer and Seller agree that the above Preliminary Recitals are incorporated fully into the terms of this Agreement and further agree as follows:

1. PROPERTY. The real property that is the subject of this Agreement consists of approximately 9.9328 acres, is located at 130 Cheshire Lane, in the City of Minnetonka, Hennepin County, Minnesota, includes all buildings and improvements located thereon, and is legally described on the attached Exhibit "A" (the "PROPERTY").

2. PURCHASE AND SALE. Seller agrees to sell the Property to Buyer pursuant to the terms of this Agreement, and Buyer agrees to purchase the Property from Seller pursuant to the terms of this Agreement.


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3.       PURCHASE PRICE. The total purchase price to be paid by Buyer for the purchase of the Property shall be an amount equal to the sum of (a) the Down Payment which has been received by Seller and used to pay a portion of the cost of its acquisition of the Property as of the date hereof, (b) all closing and incidental costs, fees and expenses, including reasonable attorneys' fees, incurred by Seller or its subsidiaries in connection with (i) Seller's acquisition of the Property and (ii) Seller's assumption of the TIAA Mortgage Loan, (c) the remaining outstanding indebtedness owing to Teachers Insurance and Annuity Association of America under the existing mortgage loan evidenced by that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated December 13, 1996 ("TIAA MORTGAGE LOAN"), including the "Prepayment Premium" due to Teachers Insurance and Annuity Association of America under the terms of the TIAA Mortgage Loan, and (d) all closing and incidental costs, fees and expenses, including taxes and reasonable attorneys' fees, incurred by Seller or its subsidiaries in connection with Seller's ownership of the Property and Seller's conveyance of the Property to Buyer (collectively, the "PURCHASE PRICE"). Buyer shall pay the balance of the Purchase Price in cash, by certified check or wire transfer on or before the Date of Closing.

4.       CONVEYANCE TERMS. At Closing, Seller shall execute and deliver to Buyer
         (a) a Limited Warranty Deed (the "DEED") and (b) a Quit Claim Bill of Sale (the "BILL OF SALE"), which together shall convey title to the Property to the Buyer.

5. POSSESSION; PRORATION. Seller shall deliver possession of the Property to Buyer at Closing. Prior to the Closing Date, Buyer, in its capacity as subtenant of the Property, shall pay all outstanding fees, costs and expenses relating to the operation and maintenance of the Property of whatever nature. It is the intent of Seller and Buyer that Seller shall incur no costs, expenses or liability of any nature during or after the period that it shall own the Property. Seller shall not be responsible for any fees, costs or expenses relating to the conveyance of the Property to Buyer.

6. CLOSING. The closing of the transaction contemplated by this Agreement (the "CLOSING") shall occur at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3300, Minneapolis, Minnesota 55402, or at such other place agreed upon by the Parties, at 10:00 a.m., C.S.T., on January 2, 2002 (the "CLOSING DATE") subject to the right to extend the Closing Date for the reasons and for the maximum period of time provided for in the Letter Agreement. At
         Closing:

         a. Seller shall: (i) execute and deliver to Buyer the Deed; (ii) execute and deliver to Buyer the Bill of Sale; (iii) execute and deliver a Termination of Lease with respect to the existing lease on the Property in favor of Grand Casinos, Inc. (the "GRAND CASINOS LEASE TERMINATION") at which point neither Grand Casinos, Inc. or Seller, as lease guarantor, shall have any further liability thereunder; (iv) execute and deliver a Termination of Lease with respect to the existing sublease on the Property in favor of Lakes Gaming, Inc. (the "LAKES LEASE Termination") at which point neither Grand Casinos, Inc. or Lakes Gaming, Inc. shall have any further liability thereunder; (v) execute and deliver to Buyer and Chicago Title Insurance Company ("TITLE") an affidavit in form required by Title;

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                  (v) execute and deliver to Buyer a non-foreign affidavit; and
                  (vi) execute and deliver to Title, with a copy to Buyer, a completed Minnesota Well Disclosure Certificate or include on the Deed the statement "The Seller certifies that the Seller does not know of any wells on the described real property."

         b. Buyer shall: (i) execute and deliver to Seller the Lakes Lease Termination; (ii) tender the remaining Purchase Price to Seller pursuant to the provisions of Section 3 above; (iii) pay or provide evidence of payment of the following: the cost of obtaining the Title Commitment as defined in Section 7, if any; the state deed tax due upon the recording of the Deed; the fees due upon the recording of any other documents; all real estate taxes and all deferred taxes including "Green Acres" taxes if applicable, as required pursuant to the provisions of Section 8; levied, pending or deferred special assessments as required pursuant to the provisions of Section 8; all costs associated with Buyer's assumption of the TIAA Mortgage Loan, if any, including mortgagee's title insurance policy and premiums, if any; the premium for Buyer's owner's policy of title insurance, if any; the fees due upon recording the Deed; and all of Title's fee to conduct the closing of this transaction; (iv) execute and deliver to Title such conveyance form affidavit as Title may reasonably require; and
                  (v) submit evidence satisfactory to Seller that the TIAA Mortgage Loan has been satisfied in full and that the loan documents evidencing and securing the TIAA Mortgage Loan have all been satisfied of record.

7. EVIDENCE OF TITLE. Buyer may, at Buyer's sole cost and expense, obtain a commitment by Title to issue an Owner's Policy of Title Insurance to insure Buyer's title to the Property (the "TITLE COMMITMENT"). All items set forth in Schedule B of the pro forma copy of Seller's Owner's Policy of Title Insurance, a copy of which is attached hereto as Exhibit "B" are hereby approved by Buyer as permitted encumbrances.

8. REAL ESTATE TAXES AND SPECIAL ASSESSMENTS. Real estate taxes and special assessments shall be paid as follows:

         a. Buyer shall pay all real estate taxes, and any penalties and interest thereon due and payable with respect to the Property, including all deferred taxes (including "Green Acres" taxes) for the years prior to and including the year of Closing;

         b. Buyer shall assume all special assessments levied, pending or deferred against the Property, including special assessments certified for payment with the current year's real estate taxes and all deferred assessments, including all those which become due and payable as a result of the sale of the Property to Buyer; and

         c. Buyer shall assume all real estate taxes and special assessments due and payable in the years following the year of Closing.

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9.       SELLER'S REPRESENTATIONS AND WARRANTIES; "AS-IS, WHERE-IS" CONDITION.
         Seller makes the following representations and warranties to Buyer that, as of the date hereof:

         a. The individuals executing this Agreement on behalf of Seller have the requisite authority to execute this Agreement and such other documents as are contemplated or to be delivered by Seller herein, and to bind Seller thereto; and Seller has the full and complete authority to sell the Property;

         b. To Seller's current actual knowledge without the duty of inquiry, there are no wells on the Property; and

         c. To Seller's current actual knowledge without the duty of inquiry, there is no individual sewage treatment system on or serving the Property.

         EXCEPT AS HEREIN EXPRESSLY STATED, BUYER IS PURCHASING THE PROPERTY BASED UPON ITS OWN INVESTIGATION AND INQUIRY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OTHER PERSON AND IS AGREEING TO ACCEPT AND PURCHASE THE PROPERTY IN ITS "AS-IS, WHERE-IS" CONDITION, SUBJECT TO ALL FAULTS, DEFECTS, SHORTAGES AND DEFICIENCIES. BUYER ALSO WAIVES ANY RIGHTS IT MAY OTHERWISE HAVE AGAINST SELLER TO CONTRIBUTION, INDEMNITY OR REIMBURSEMENT OR DAMAGES UNDER ANY FEDERAL OR STATE LAWS DEALING WITH THE ENVIRONMENT OR HEALTH OR SAFETY EXCEPT FOR SUCH DAMAGES CAUSED DIRECTLY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SELLER. BUYER AGREES THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY AND HAS NOT RELIED ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER.

10. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller, which representation and warranty shall survive the Closing, that the individuals executing this Agreement on behalf of Buyer have the legal authority and the legal capacity to execute this Agreement on behalf of Buyer and to bind Buyer and that Buyer has the full and complete authority to enter into this Agreement and to purchase the Property.

11. INDEMNIFICATION. Buyer shall indemnify and defend Seller and hold Seller harmless from any and all claims, causes of action, administrative orders, costs, expenses, fees and liabilities of every kind and nature howsoever originating and existing, arising out of: (i) Buyer's operation of the Property prior to the Closing and Buyer's operation and ownership of the Property subsequent to the Closing, including, but not limited to, any and all claims of whatever nature against Seller with respect to environmental contamination of the Property and including Seller's attorneys' fees and costs incurred in defending claims to establish or enforce such liabilities, (ii) Buyer's investigation of the Property prior to Closing, (iii) breach of Buyer's representations and warranties set forth in Section 10 hereof, (iv) Seller's purchase and ownership of the Property, including but not limited to claims for any fees, costs or expenses incurred by Seller as a result of


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         Seller's acquisition of the Property, Seller's assumption of the TIAA
         Mortgage Loan and Seller's conveyance of the Property to Buyer, and (v) any representations, warranties or indemnities required of and provided by Seller to any third party in order to effect Seller's acquisition of the Property, Seller's assumption of the TIAA Mortgage Loan and Seller's conveyance of the Property to Buyer; excluding, however, any and all claims or causes of action arising out of Seller's gross negligence or intentional misconduct.

12.      CONDEMNATION.

         a. Condemnation. If a public or private entity with the power of eminent domain commences condemnation proceedings against all of any part of the Property, Seller shall immediately notify Buyer. Notwithstanding any such condemnation proceedings, the Parties shall fully perform their obligations under this Agreement, with no reduction in the Purchase Price, and Seller shall assign to Buyer, at the Closing, all of Seller's right, title and interest in any award made or to be made in the condemnation proceedings. Seller shall not designate counsel, appear or otherwise act with respect to any such condemnation proceedings without Buyer's prior written consent unless Buyer fails to respond within five (5) business days to a request for such written consent or such shorter notice as may be reasonable under the circumstances.

         b. Risk of Loss. In the event that the improvements on the Property are damaged by fire or other casualty, Buyer shall be required to proceed with Closing. Buyer shall have a right to receive all insurance proceeds payable as a result of such damage, if any. Seller agrees to maintain all risk property insurance on the Property for the full insurable value thereof until Closing.

13.      DEFAULT.

         a. If Buyer defaults in the performance of Buyer's obligations under this Agreement, and such default continues for a period of ten (10) days after written notice to Buyer, Seller shall have the right (i) to immediately terminate this Agreement in which event Buyer shall forfeit to Seller all amounts paid to Seller in Section 3(a) and (b) or (ii) seek specific performance of this Agreement by Buyer and/or sue Buyer for all damages incurred by Seller as a result of such default. In all cases, Buyer shall continue to be liable to Seller for its obligations under any indemnities in favor of Seller under the provisions of Section 11 above.

         b. If Seller defaults in the performance of Seller's obligations under this Agreement, and such default continues for a period of ten (10) days after written notice to Seller, Buyer shall have the right (i) to immediately terminate this Agreement in which event Seller shall return to Buyer all amounts paid to Seller in Section 3(a) and (b) or (ii) seek specific performance of this Agreement by Seller and/or sue Seller for all damages incurred by Buyer as a result of such default.


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         c.       Notwithstanding anything in this Section 13 to the contrary, any suit by a Party hereto which is described in Subsections
                  (a) or (b) above and which is based upon the other Party's default hereunder, must be commenced no later than one year after the date of the occurrence of such default. The one-year limitation set forth in the preceding sentence shall not apply to claims for indemnification specifically provided for in this Agreement.

14.      TIME.  Time is of the essence for all provisions of this Agreement.

15. SURVIVAL OF TERMS. The Parties' obligations under this Agreement and the representations and warranties which the Parties have recited in this Agreement shall survive Seller's delivery of a deed to Buyer and the closing of this transaction, subject only to the specific limitations set forth in this Agreement.

16. NOTICES. All notices provided for in this Agreement shall be in writing. The notice shall be effective two (2) business days after the date the Party sending such notice deposits the notice with the United States Postal Service with all necessary postage paid, for delivery to the other Party via first class mail, at the address set forth in Paragraph 1 above, or on the date of faxing provided a copy of the same is deposited in the mail on the date of faxing as required hereby. If a Party delivers a notice provided for in this Agreement in a different manner than described in the preceding sentence, notice shall be effective as of the date the other Party actually receives the notice. The Party sending the notice shall also fax or mail a copy of the notice to the Parties' respective attorneys via first class United States mail at the following addresses: (a) Attorney for Buyer: Edwin Chanin, Esq., Maslon Edelman Borman & Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-4140;
         Phone: 612-672-8200, FAX: 612-672-8397; (b) Attorney for Seller:
         Richard H. Massopust, Jr., Esq., Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3300, Minneapolis, Minnesota 55402-1609;
         Phone: 612-607-7000; FAX: 612-607-7100.

17. FULL AGREEMENT. The Parties acknowledge that this Agreement and the Letter Agreement, represent the full and complete agreement of the Parties relating to the purchase and sale of the Property and all matters related to the purchase and sale of the Property. This Agreement and the Letter Agreement supersede and replace any prior agreements, either oral or written, and any amendments or modifications to this Agreement must be in writing and executed by both Parties to be effective. In the event that the terms of this Agreement conflict with the terms of the Letter Agreement, this Agreement shall have priority over the Letter Agreement.

18. GOVERNING LAW. This Agreement has been made under the laws of the State of Minnesota and such laws shall control its interpretation.

19. BROKERS. The Parties represent to each other that they have retained no brokers or agents in connection with this transaction and shall indemnify each other for any claims, demands, causes of action and costs and reasonable attorneys' fees arising from any broker or agent claiming a commission or fee with respect to this transaction.


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20.      ASSIGNMENT. Neither Party may assign its interest under this Agreement without the prior written consent of the other Party.

21. COUNTERPARTS. This Agreement and any amendments to this Agreement may be executed in counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument.

22. THIRD PARTY BENEFICIARY. There are no third party beneficiaries of this Agreement, intended or otherwise.

23. NO JOINT VENTURE, PARTNERSHIP. Seller and Buyer, by entering into this Agreement and consummating the transactions contemplated hereby, shall not be considered joint venturers or partners. Buyer shall indemnify and defend Seller from any and all loss, liability, claim or damage resulting from Seller being deemed a joint venturer or partner of Buyer.

24. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                                     SELLER:

                                     PARK PLACE ENTERTAINMENT CORP.,
                                     a Delaware corporation

                                     By:      /s/ Scott LaPorta
                                        ---------------------------------------
                                     Name:    Scott LaPorta
                                          -------------------------------------
                                     Its:
                                         --------------------------------------


                                     BUYER:

                                     LAKES GAMING, INC.,
                                     a Minnesota corporation

                                     By:      Timothy Cope
                                        ---------------------------------------
                                     Name:    Timothy Cope
                                          -------------------------------------
                                     Its:     CFO
                                         --------------------------------------


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